EXHIBIT 8.1
LISTING OF SUBSIDIARIES
The following companies are subsidiaries of Teekay Tankers Ltd. as at December 31, 2025:

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Athens Spirit L.L.C.	Marshall Islands	100%
Atlanta Spirit L.L.C.	Marshall Islands	100%
Axel Spirit L.L.C.	Marshall Islands	100%
Barcelona Spirit L.L.C.	Marshall Islands	100%
Beijing Spirit L.L.C.	Marshall Islands	100%
Dilong Spirit L.L.C.	Marshall Islands	100%
Donegal Spirit L.L.C.	Marshall Islands	100%
Erik Spirit L.L.C.	Marshall Islands	100%
Everest Spirit Holding L.L.C.	Marshall Islands	100%
Galway Spirit L.L.C.	Marshall Islands	100%
Jiaolong Spirit L.L.C.	Marshall Islands	100%
Kanata Spirit II Ltd.	Bermuda	100%
Kareela Spirit II Ltd.	Bermuda	100%
Kiowa Spirit Ltd.	Bermuda	100%
Limerick Spirit L.L.C.	Marshall Islands	100%
London Spirit L.L.C.	Marshall Islands	100%
Los Angeles Spirit L.L.C.	Marshall Islands	100%
Montreal Spirit L.L.C.	Marshall Islands	100%
Orchid Spirit L.L.C.	Marshall Islands	100%
Pinnacle Spirit L.L.C.	Marshall Islands	100%
Rio Spirit L.L.C.	Marshall Islands	100%
Rome Spirit L.L.C.	Marshall Islands	100%
Semakau Spirit L.L.C.	Marshall Islands	100%
Seoul Spirit L.L.C.	Marshall Islands	100%
Shenlong Spirit L.L.C.	Marshall Islands	100%
Singapore Spirit L.L.C	Marshall Islands	100%
STX Hull No. S1672 L.L.C.	Marshall Islands	100%
Summit Spirit L.L.C.	Marshall Islands	100%
Sydney Spirit L.L.C.	Marshall Islands	100%
T.I.L. Holdings Limited	Marshall Islands	100%
T.I.L. I L.L.C.	Marshall Islands	100%
T.I.L. II L.L.C.	Marshall Islands	100%
T.I.L. III L.L.C.	Marshall Islands	100%
T.I.L. IV L.L.C.	Marshall Islands	100%
T.I.L. IX L.L.C.	Marshall Islands	100%
T.I.L. V L.L.C.	Marshall Islands	100%
T.I.L. VI L.L.C.	Marshall Islands	100%
T.I.L. VII L.L.C.	Marshall Islands	100%
T.I.L. VIII L.L.C.	Marshall Islands	100%
T.I.L. X L.L.C.	Marshall Islands	100%
T.I.L. XI L.L.C.	Marshall Islands	100%
T.I.L. XII L.L.C.	Marshall Islands	100%
T.I.L. XIII L.L.C.	Marshall Islands	100%
T.I.L. XIV L.L.C.	Marshall Islands	100%

Tanker Investments Ltd.	Marshall Islands	100%
Teekay Business Process Services, Inc.	Philippines	100%
Teekay Chartering Limited	Marshall Islands	100%
Teekay Cyprus Limited	Cyprus	100%
Teekay Holdings Australia Pty Ltd.	Australia	100%
Teekay Marine (Singapore) Pte Ltd.	Singapore	100%
Teekay Marine Holdings Limited	Marshall Islands	100%
Teekay Marine Ltd.	Marshall Islands	100%
Teekay Marine Resources Pty Ltd.	Australia	100%
Teekay Marine Solutions Inc.	USA	100%
Teekay Services Limited	Bermuda	100%
Teekay Shipping (Australia) Pty Ltd.	Australia	100%
Teekay Shipping (Canada) Ltd.	Canada	100%
Teekay Shipping (India) Private Limited	India	99.9%
Teekay Shipping (Singapore) Pte Ltd.	Singapore	100%
Teekay Shipping (UK) Limited	United Kingdom	100%
Teekay Shipping (USA), Inc.	USA	100%
Teekay Shipping Philippines, Inc.	Philippines	25%
Teekay Tanker Operations Ltd.	Marshall Islands	100%
Teekay Tankers Chartering Pte. Ltd.	Singapore	100%
Teekay Tankers Holdings Limited	Marshall Islands	100%
Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands	100%
Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands	100%
Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands	100%
Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	100%
Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands	100%
Tianlong Spirit L.L.C.	Marshall Islands	100%
Tokyo Spirit L.L.C.	Marshall Islands	100%
Ulsan Spirit L.L.C.	Marshall Islands	100%
Zenith Spirit L.L.C.	Marshall Islands	100%